EXHIBIT 10.3

EMPLOYMENT CONTRACT

AGREEMENT, dated as of November 28, 2011, between Statewide Life and Health, Agency, Inc., a Florida corporation which maintains corporate offices at 1489 W. Palmetto Park Road, Suite 467, Boca Raton, Florida 33486 (the “Company”) and Merrewilned Mondesir (“Employee”), residing at 3649 Jackson Blvd., Fort Lauderdale, FL 33312.

The parties hereby agree as follows:

1.

TERM OF EMPLOYMENT. The Company hereby employs employee, and Employee hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the “Employment Period”) commencing on November 28, 2011 and continuing until November 27, 2013 (the “Expiration Date”).

2.

DUTIES AND PRIVILEGES. During the Employment Period, Employee shall serve as Controller of the Company be responsible to and report to the Chief Executive Officer, perform such services consistent with Employee’s position hereunder as the Controller from time to time require, devote Employee’s entire business time, ability and energy exclusively to the performance of Employee’s duties hereunder, and use Employee’s best efforts to advance the interests and businesses of the Company, its divisions, subsidiaries and affiliates.

3.

COMPENSATION.

a.

The Company shall pay to Employee a salary at the rate of $3,333.33 per pay period during the Employment Period. The Compensation Committee, as designated by the Board of Directors will do annual reviews of the Employee’s salary. The Company is under no obligation to increase Employee’s salary as a result of these reviews. Any increase is purely discretionary on the part of the Company.

b.

During the Employment Period, Employee shall be eligible to participate in if any then operated benefit plans of the Company or its affiliates which are applicable generally to the Company’s executive of comparable rank to Employee (“Employee Benefit Plans”), subject to the respective terms and conditions of such Employee Benefit Plans. Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or limit the Company from making any blanket amendments, changes or modifications of the eligibility requirements or any other provision of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee’s participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto,

c.

Executive Bonus Plan. Employee is entitled to an annual bonus to equal to X% of the Company’s EBITA as determined by its auditors for each fiscal year during the Employment Period.

4.

EXPIRATION OF TERM AND TERMINATION.

a.

Employee’s employment by Company and this Agreement shall automatically expire and terminate on the Expiration Date unless sooner terminated pursuant to the provisions of this Section 4.

b.

Employee’s employment by the Company and this Agreement shall automatically terminate upon Employee’s death.

c.

The Company shall have the right and option, exercisable by written notice to Employee, to terminate Employee’s employment by the Company and this Agreement at any time after Employee has been unable to perform the services or duties required of Employee in connection with Employee’s employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of twelve (12) consecutive weeks, or for a period of sixteen (16) weeks in the aggregate, during any twelve (12) month period.

d.

The Company shall have the right and the option, exercisable by giving written notice to Employee, to terminate Employee’s employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be termination “for cause”):

i.

Employee materially breaches, material repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Employee in connection with Employee’s employment by the Company or any of the

ii.

Company’s policies or procedures, or deliberately interferes with the compliance by any other employee of the Company with any of the foregoing: Any act or omission by. Employee constituting fraud, gross negligence or willful misconduct with the Employee’s employment by the Company: or

iii.

Any other act, omission, event or condition constituting cause for the discharge of an employee under applicable law.

e.

The Company shall have no obligation to renew or extend the Employment Period. Neither (i) the expiration of the Employment Period, (ii) the failure or refusal of the Company to renew or extend the Employment Period, this Agreement, or Employee’s employment by the Company upon Expiration date nor (iii) the termination of this Agreement by the Company pursuant to any provision of the Section 4 (except Section 4(g), shall be deemed to constitute a termination of Employee’s employment by the Company without cause for the purpose of triggering any rights for cause of action by the Employee.

f.

If this Agreement, the Employment Period or Employee’s employment by the Company is terminated or expires pursuant to any provision of this Section 4 (other than Section 4(g), or is terminated by Employee, Employee’s right to receive salary or other compensation (including stock grants) from the Company and all other rights and entitlements of Employee pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Employed, except that:

g.

The Company shall not be obligated to utilize Employee’s services or any of the results and proceeds thereof or permit Employee to retain any corporate office or to continue to do so; and the Company shall have the unilateral right, at any time, without notice, in the Company’s sole and absolute discretion, to terminate Employee’s employment by the Company, without cause, and for any reason or for no reason (the Company’s “Termination Rights”) The Company’s Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance any seniority system or any procedure governing the manner in which the Company’s discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (ï) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith or fair dealing), (ii) a wrongful discharge of Employee or wrongful termination of Employee’s employment by the Company, (iii) a wrongful deprivation by the Company of Employee’s corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach of the Company of any duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort). If the Company elects to terminate Employee’s employment by the Company without cause prior to the Expiration Date, the Company shall have no obligation or liability to Employee pursuant to this agreement or otherwise, except to pay Employee until the Expiration Date amounts equal to the salary and benefits provided in Section 3(a) and 3(b) hereof, payable in the same installments and on the same dates as if Employee’s employment by the Company had not been terminated. If the Company elects to exercise its Termination Rights, Employee shall have no obligation to mitigate; provided, however, that if Employee does receive any amount (whether direct or indirect salary, compensation or otherwise) from other employment or business activities after such termination and prior to the Expiration Date, then the Company’s payment obligations under this section ‘4 shall be reduced by the amounts received by Employee from such other employment or business activities. Employee shall promptly notify the Company in writing of all such other employment or business activities undertaken by Employee and the salary, compensation or other amounts received or to be received by Employee therefrom.

h.

Immediately upon any termination of Employee’s employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Employee shall return to the Company all property of the Company heretofore provided to Employee by the Company, or otherwise in the custody, possession or control of Employee (including, without limitation, any confidential materials, books and records of the Company, customer lists, and information technology. Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Employee’s employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company’s ownership of any of the rights, properties granted to the Company under this Agreement.

5.

CODE OF BUSINESS CONDUCT. Employee acknowledges that Employee: (a) has received and reviewed the Code of Business Conduct of Statewide Life and Health Inc (as may be modified from time to time, the “CBC”) (b) has been completed and returned a signed copy of the CBC; and (c) will fully comply with the CBC.

6.

NONDISCLOSURE. Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with the Company, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain

7.

NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company’s case, to its Secretary) or thirty-six (36) hours after deposit thereof in the United States mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to the Employee’s residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of personal notice or notice by deposit in the United States mail, a party may give notice by telegram or telex,

8.

REPRESENTATIONS AND WARRANTIES OF EMPLOYER. The Company represents and warrants that the execution of this Agreement has been duly authorized by resolution of its Board of Directors, and that this Agreement constitutes a valid and binding obligation of Employer in accordance with its terms.

9.

MISCELLANEOUS. This Agreement constitutes the entire understanding between the Company and Employee relating to employment of Employee by the Company and its subsidiaries and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries and to the benefit of the Company and its successors,

10.

APPLICABLE LAW AND VENUE. The Laws of the State of Florida shall apply to the interpretation and/or enforcement of this agreement. Venue for the interpretation or enforcement of this agreement shall lie exclusively in Palm Beach County, in a court of appropriate jurisdiction. In the event this Agreement and/or any associated right become the subject of litigation, it is agreed that such matters will be heard by the trial court only and that the parties hereby waive their right to trial by jury.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement or caused it be executed on their behalf as of the date. first above written.

Statewide Life and Health Agency, Inc.

________________________________

_____________________________________

Merrewilned Mondesir

By   Warren K. Trowbridge President

5